Form 8-K — Current Report

EXHIBIT 10(a)

SECOND AMENDMENT TO CREDIT AGREEMENT

        SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 12, 2004 (this “Amendment”), among CTS CORPORATION, an Indiana corporation (the “Borrower”), the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders and HARRIS TRUST AND SAVINGS BANK (“Harris”), as administrative agent (in such capacity, the “Administrative Agent”).

        W I T N E S S E T H:

        WHEREAS, the Borrower, the guarantors party thereto (the “Guarantors”), the financial institutions listed on the signature pages thereof as Lenders and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of July 14, 2003 (as amended, the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, Harris, as L/C Issuer and Administrative Agent, and National City Bank of Indiana, as Syndication Agent, and Key Bank National Association, as Documentation Agent; and

        WHEREAS, the Borrower has asked the Lenders and the Administrative Agent to (i) extend the Revolving Credit Termination Date and (ii) make certain other changes to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1    Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II.
AMENDMENTS

SECTION 2.1     (a) The defined terms “EBITDA” and “Revolving Credit Termination Date” appearing in Section 5.1 of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

“EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) non-cash charges, and (e) up to $4,000,000 in any four fiscal quarter period (but in no event more than $8,000,000 in the aggregate from the Closing Date) of restructuring expenses paid in cash or charges relating to disputes with customers minus to the extent included in computing Net Income, non-cash income, including, without limitation, non-cash income that would constitute “prepaid pension expense” on the financial statements of the Borrower in accordance with GAAP.

“Revolving Credit Termination Date” means July 14, 2007, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

(b)

The defined term “Permitted Acquisition”appearing in Section 5.1 of the Credit Agreement is hereby amended by inserting immediately following the word “means” appearing in the first line thereof the following: “(A) any Authorized Acquisition and (B)".

(c)	Section 5.1 of the Credit Agreement is hereby amended by inserting the new defined term “Authorized Acquisition” in proper alphabetical order as follows:

“Authorized Acquisition” means an Acquisition to which the Required Lenders have given prior written consent.

SECTION 2.2     Section 8.1 of the Credit Agreement is hereby amended by deleting the reference to “Section 8.10(c)” in the first sentence thereof and substituting “Section 8.10(e)” therefor.

SECTION 2.3     Section 8.7(p) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(p) unsecured indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this Section in an amount not to exceed $25,000,000 in the aggregate at any one time outstanding.

SECTION 2.4     Section 8.8(j) is hereby amended by deleting “permitted under Section 8.9(h)".

SECTION 2.5     Sections 8.9 of the Credit Agreement is hereby amended by:

(a)	amending clause (e) in its entirety to read as follows:

(e) investments in money market funds that are rated “AA” or higher by S&P;

(b)	deleting the word “and” at the end of clause (q) thereof;

(c)	adding clauses (r) and (s) as follows:

(r) with respect to any Foreign Subsidiary, investments in (i) certificates of deposits, time deposits and interest bearing demand deposits issued by any Lender or any commercial bank of recognized standing chartered in the country where such Foreign Subsidiary is domiciled having capital and surplus of not less than $100,000,000 (or its equivalent) which have a maturity of one year or less and (ii) direct obligations of the national government of the country where such Foreign Subsidiary is chartered provided that such sovereign debt has either a (A) short-term sovereign currency rating of A-1 or higher by S&P or (B) long-term debt rating of AA or higher by S&P, in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding.

(s) investments of any acquired Subsidiary, provided that the investments are made prior to the date on which such Person becomes a Subsidiary and such investments were not made in contemplation of the Acquisition; and

(d)	re-lettering clause (r) as clause (t).

SECTION 2.6     Section 8.10 of the Credit Agreement is hereby amended by:

(a)	deleting the word “and” at the end of clause (i) thereof:

(b)	adding a new clause (j) as follows:

(j) Permitted Acquisitions; and

(c)	re-lettering clause (j) as clause (k)

SECTION 2.7     Section 8.11 of the Credit Agreement is hereby amended by deleting the reference to “Section 8.10(c) or (h)” therein and substituting “Section 8.10(e) or (j)” therefor.

SECTION 2.8     Section 8.22 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 8.22. Leverage Ratio. (a) As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the Leverage Ratio to be greater than:

LEVERAGE RATIO
FROM AND	TO AND	SHALL NOT BE
INCLUDING	INCLUDING	GREATER THAN

March 31, 2003	June 30, 2003	3.25 to 1.00
July 1, 2003	June 30, 2004	3.00 to 1.00
July 1, 2004	September 30, 2004	2.75 to 1.00
October 1, 2004	June 30, 2005	3.00 to 1.00
July 1, 2005	June 30, 2006	2.75 to 1.00
July 1, 2006	June 30, 2007	2.50 to 1.00

SECTION 2.9      Pursuant to Section 1.15 of the Credit Agreement the Borrower has requested each Lender to agree to an increase in its Revolving Credit Commitments. Each of the Lenders hereby agrees to an increase in its Revolving Credit Commitment. Accordingly, Schedule I of the Credit Agreement is hereby amended in its entirety to reflect the new Revolving Credit Commitments of the Lenders and as so amended shall read as set forth on Schedule 1 to this Amendment.

SECTION 2.10      Schedule 8.7 of the Credit Agreement is hereby amended by inserting at the end thereof of the following:

CTS of Canada Holding Co.

US$80,000,000 loan from CTS Corporation

SECTION 2.11      Schedule 8.9 of the Credit Agreement is hereby amended by inserting under the heading “CTS Corporation” the following:

US$80,000,000 note from CTS of Canada Holding Co.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article III of the Credit Agreement and additionally represents and warrants unto the Administrative Agent and each Lender as set forth in this Article IV.

SECTION 3.1      Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not:

(a)	contravene the Borrower’s constituent documents;

(b)	contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c)	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 3.2      Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

SECTION 3.3      Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

ARTICLE IV.
MISCELLANEOUS PROVISIONS

SECTION 4.1      Ratification of and References to the Credit Agreement. The Credit Agreement is hereby ratified, approved and confirmed in each and every respect.

SECTION 4.2      Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 4.3      Execution in Counterparts, Effectiveness, etc. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

SECTION 4.4      Effectiveness. This Amendment shall become effective upon satisfaction of all of the following conditions precedent.

(a)	The Borrower, Guarantors and Lenders shall have executed and delivered this Amendment.

(b)	The Administrative Agent shall have received for each Lender such Lender’s duly executed Note issued in substitution for and not in replacement of the Notes previously issued.

(c)

The Administrative Agent shall have received for each Lender copies of resolutions of the Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary.

(d)

The Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

(e)

The Administrative Agent shall have received: (i) for each Lender, an amendment fee of 0.10% on the Revolving Credit Commitment of each Lender in effect immediately prior to the effectiveness of this Amendment and (ii) for each Lender that has agreed to an increase of its Revolving Credit Commitment in this Amendment, an amendment fee of 0.15% on that portion of each such Lender’s Revolving Credit Commitment after giving effect to this Amendment in excess of its Revolving Credit Commitment in effect immediately prior to the effectiveness of the Amendment.

SECTION 4.5      No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 4.6      Security Agreement. The Lenders hereby authorize the Administrative Agent to enter into the First Amendment to Security Agreement dated the date hereof.

SECTION 4.7      Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

“BORROWER”

CTS CORPORATION, an Indiana corporation

By		/s/	Matthew W. Long

	Name Title		MATTHEW W. LONG Treasurer

“GUARANTORS”

CTS CORPORATION, a Delaware corporation

By		/s/	George T. Newhart

	Name Title		GEORGE T. NEWHART Treasurer

CTS COMMUNICATIONS COMPONENTS, INC.

By		/s/	Donald K. Schwanz

	Name Title		DONALD K. SCHWANZ President

DYNAMICS CORPORATION OF AMERICA

By		/s/	George T. Newhart

	Name Title		GEORGE T. NEWHART Vice President and Treasurer

LTB INVESTMENT CORPORATION

By		/s/	George T. Newhart

	Name Title		GEORGE T. NEWHART Vice President and Treasurer

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“LENDERS”

HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Lender and as Administrative Agent

By		/s/	Thad D. Rasche

	Name Title		THAD D. RASCHE Vice President

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NATIONAL CITY BANK OF INDIANA, as Lender

By		/s/	Robert E. Norell, Jr.

	Name Title		ROBERT E. NORELL, JR. Vice President

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KEY BANK NATIONAL ASSOCIATION, as Lender

By		/s/	Jeff Kalinowski

	Name Title		JEFF KALINOWSKI Senior Vice President

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THE NORTHERN TRUST COMPANY, as Lender

By		/s/	Mark E. Taylor

	Name Title		MARK E. TAYLOR Vice President

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